Exhibit 4.35

EXECUTION VERSION

FIFTH SUPPLEMENTAL INDENTURE

INTERNATIONAL TRANSMISSION COMPANY

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

Dated as of August 7, 2013

Supplementing the First Mortgage and Deed of Trust

Dated as of July 15, 2003

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

Establishing a series of Securities designated 4.625% First Mortgage Bonds, Series E,

due August 15, 2043

i

FIFTH SUPPLEMENTAL INDENTURE, dated as of August 7, 2013, between International Transmission Company, a corporation organized and existing under the laws of the State of Michigan (herein called the “Company”), having its principal office at 27175 Energy Way, Novi, MI 48377 and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (as successor to BNY MIDWEST TRUST COMPANY), a national banking association, as Trustee (herein called the “Trustee”), the office of the Trustee at which on the date hereof its corporate trust business is principally administered being 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60602.

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Mortgage and Deed of Trust dated as of July 15, 2003 (the “Original Indenture”) providing for the issuance by the Company from time to time of its bonds, notes and other evidence of indebtedness to be issued in one or more series (in the Original Indenture and herein called the “Securities”) and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities; and for the purpose of amending and supplementing and further confirming the lien of the Indenture;

WHEREAS, the Company has heretofore executed and delivered the following Supplemental Indentures, each dated as hereinafter set forth:

Instrument	Date

First Supplemental Indenture	July 15, 2003
Second Supplemental Indenture	July 15, 2003
Amendment to Second Supplemental Indenture	January 19, 2005
Second Amendment to Second Supplemental Indenture	March 24, 2006
Third Supplemental Indenture	March 28, 2006
Fourth Supplemental Indenture	March 25, 2008

WHEREAS, the Original Indenture and the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture listed in the foregoing paragraph were recorded in the offices set forth in Exhibit A attached hereto and incorporated herein by reference;

WHEREAS, there have heretofore been issued under the Indenture Securities of series and in principal amounts as follows:

Title	Issued	Principal Amount

4.45% First Mortgage Bonds, Series A, due July 15, 2013(1)	July 16, 2003	$185,000,000
First Mortgage Bonds, Series B, due March 10, 2010(1)	July 16, 2003	$15,000,000
	January 4, 2004	$10,000,000
	January 19, 2005	$50,000,000
6.125% First Mortgage Bonds, Series C, due March 31, 2036	March 28, 2006	$100,000,000
5.75% First Mortgage Bonds, Series D, due April 1, 2018	April 1, 2008	$100,000,000

WHEREAS, in addition to the property described in the Original Indenture, the Company has acquired certain other property, rights and interests in property; and

WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Fifth Supplemental Indenture (the “Fifth Supplemental Indenture”) to the Original Indenture as permitted by Sections 2.01, 3.01, 4.01, 4.02 and 14.01 of the Original Indenture in order to establish the form or terms of, and to provide for the creation and issuance of, a series of Securities to be designated and in such initial aggregate principal amount as further set out in Section 202 and Article Eight hereof; and

WHEREAS, all things necessary to make the Securities issued pursuant to this Fifth Supplemental Indenture, when executed by the Company and authenticated and delivered by the Trustee or any Authenticating Agent and issued upon the terms and subject to the conditions hereinafter and in the Original Indenture set forth against payment therefor, the valid, binding and legal obligations of the Company and to make this Fifth Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

GRANTING CLAUSES

NOW, THEREFORE, THIS FIFTH SUPPLEMENTAL INDENTURE WITNESSETH that, in order to establish the terms of a series of Securities, and for and in consideration of the premises and of the covenants contained in the Original Indenture and in this Fifth Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and in order to secure the payment of the principal of and premium, if any, and interest, if any, on all Securities from time to time Outstanding and the performance of the covenants therein and herein contained and to declare the terms and conditions on which such Securities are secured, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in, the following (subject, however, to the terms and conditions set forth in the Original Indenture and herein):

(1)  The principal amounts of the First Mortgage Bonds, Series A, due July 15, 2013 and the First Mortgage Bonds, Series B, due March 10, 2010 have been repaid in full and are no longer outstanding.

Granting Clause First

All right, title and interest of the Company, as of the date of the execution and delivery of the Original Indenture, as originally executed and delivered, in and to all property, real, personal and mixed, located in the State of Michigan (other than Excepted Property), including without limitation all right, title and interest of the Company in and to the following property so located (other than Excepted Property):  (a) all real property owned in fee, easements and other interests in real property which are specifically described or referred to in Exhibit A attached to the Original Indenture, Exhibit D attached to the Third Supplemental Indenture, Exhibit D attached to the Fourth Supplemental Indenture and Exhibit D attached hereto and incorporated by reference herein; (b) all licenses, permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights or interests relating to the occupancy or use of real property; (c) all facilities, machinery, equipment and fixtures for the transmission and distribution of electric energy including, but not limited to, all plants, air and water pollution control and sewage and solid waste disposal facilities, switchyards, towers, substations, transformers, poles, lines, cables, conduits, ducts, conductors, meters, regulators and all other property used or to be used for any or all of such purposes; (d) all buildings, offices, warehouses, structures or improvements in addition to those referred to or otherwise included in clauses (a) and (c) above; (e) all computers, data processing, data storage, data transmission and/or telecommunications facilities, equipment and apparatus necessary for the operation or maintenance of any facilities, machinery, equipment or fixtures described or referred to in clause (c) above; (f) all of the foregoing property in the process of construction; and (g) (except as expressly excepted in the Original Indenture or herein) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described;

Granting Clause Second

Subject to the applicable exceptions permitted by Section 8.09(d), Section 13.03 and Section 13.05 of the Original Indenture, all right, title and interest of the Company in all property of every kind and description and wheresoever situate, real, personal and mixed (other than Excepted Property), including the properties described in Exhibit D hereto, which may have been acquired by the Company after the date of the Original Indenture or be hereafter acquired, it being the intention of the Company that all such property acquired by the Company after the date of the execution and delivery of the Original Indenture, and any Indentures supplemental thereto, including this Fifth Supplemental Indenture, as originally executed and delivered, shall be as fully embraced within and subjected to the Lien hereof as if such property were owned by the Company as of the date of the execution and delivery of the Original Indenture, and any Indentures supplemental thereto, including this Fifth Supplemental Indenture, as originally executed and delivered;

Granting Clause Third

Any Excepted Property, which may, from time to time after the date of the execution and delivery of this Fifth Supplemental Indenture, as originally executed and delivered, by delivery or by an instrument supplemental to this Fifth Supplemental Indenture, be subjected to the Lien hereof by the Company, the Trustee being hereby authorized to receive the same at any time as additional security hereunder; it being understood that any such subjection to the Lien hereof of any Excepted Property as additional security may be made subject to such reservations, limitations or conditions respecting the use and disposition of such property or the proceeds thereof as shall be set forth in such instrument; and

Granting Clause Fourth

All tenements, hereditaments, servitudes and appurtenances belonging or in any wise appertaining to the aforesaid property, with the reversions and remainders thereof;

Excepted Property

Expressly excepting and excluding, however, from the Lien of the Indenture all right, title and interest of the Company in and to all Excepted Property, whether now owned or hereafter acquired;

TO HAVE AND TO HOLD all such property, real, personal and mixed, unto the Trustee, its successors in trust and their assigns forever;

SUBJECT, HOWEVER, to (a) Liens existing at the date of the execution and delivery of the Original Indenture, as originally executed and delivered, (b) as to property acquired by the Company after the date of the execution and delivery of the Original Indenture, as originally executed and delivered, Liens existing or placed thereon at the time of the acquisition thereof (including, but not limited to, Purchase Money Liens) and (c) Permitted Liens;

IN TRUST, NEVERTHELESS, for the equal and ratable benefit and security of the Holders from time to time of all Outstanding Securities without any priority of any such Security over any other such Security;

PROVIDED, HOWEVER, that the right, title and interest of the Trustee in and to the Mortgaged Property shall cease, terminate and become void in accordance with, and subject to the conditions set forth in, Article IX of the Original Indenture, and if, thereafter, the principal of and premium, if any, and interest, if any, on the Securities shall have been paid to the Holders thereof, or shall have been paid to the Company pursuant to Section 6.03 of the Original Indenture, then and in that case the Original Indenture shall terminate, and, upon request of the Company, the Trustee shall execute and deliver to the Company such instruments as the Company shall require to evidence such termination; otherwise the Original Indenture, and the estate and rights hereby granted, shall be and remain in full force and effect; and

THE PARTIES HEREBY COVENANT AND AGREE as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS
OF GENERAL APPLICATION

Section 101.                             Definitions.  Each capitalized term that is used herein and is defined in the Original Indenture shall have the meaning specified in the Original Indenture unless such term is otherwise defined herein.

“Adjusted Treasury Rate” means, with respect to any Redemption Date, the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (or if no maturity is within three months before or after the remaining term of the bonds, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Agent Member” has the meaning given to such term in Section 208(a) hereof.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Series E Bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities having a maturity comparable to the remaining term of such bonds, or, if, in the reasonable judgment of the Independent Investment Banker, there is no such security, then the Comparable Treasury Issue will mean the United States Treasury security or securities selected by the Independent Investment Banker as having an actual or interpolated maturity or maturities comparable to the remaining term of such Series E Bonds.

“Comparable Treasury Price” means (i) the average of four Reference Treasury Dealer Quotations for the applicable Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Definitive Securities” has the meaning given to such term in Section 202(e) hereof.

“Depositary” means DTC, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its securities payment and transfer operations.

“Distribution Compliance Period” has the meaning given to such term in Section 202(c) hereof.

“DTC” means The Depository Trust Company, a New York corporation, having a principal office at 55 Water Street, New York, New York 10041-0099.

“Global Securities” means a Series E Bond issued in global form in the name of the Depositary or its nominee.

“Indenture” means the Original Indenture, as amended and supplemented by any and all indentures supplemental thereto, including this Fifth Supplemental Indenture.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company to act as the “Independent Investment Banker.”

“Issue Date” means August 14, 2013, the date on which the Series E Bonds are originally issued under this Fifth Supplemental Indenture.

“Non-U.S. Person” means any person not a “U.S. person” as defined in Regulation S.

“Permanent Regulation S Global Security” has the meaning given to such term in Section 202(c) hereof.

“QIB” means “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“Reference Treasury Dealer” means each of (i) Barclays Capital Inc. and its successors, (ii) Goldman, Sachs & Co. and its successors and (iii) two other primary U.S. Government securities dealers in New York City (each, a “Primary Treasury Dealer”) to be selected by the Company; provided, however, that if any of the foregoing is not a Primary Treasury Dealer, the Company will appoint another Primary Treasury Dealer as a substitute.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m. on the third business day next preceding such Redemption Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Definitive Security” has the meaning given to such term in Section 208(c) hereof.

“Regulation S Global Security” has the meaning given to such term in Section 202(c) hereof.

“Regulation S Securities” means Series E Bonds offered and sold as part of their initial distribution to persons outside the United States in accordance with Regulation S under the Securities Act.

“Restricted Definitive Securities” means each of the Definitive Securities that are required to bear the Restricted Legend.

“Restricted Global Security” has the meaning given to such term in Section 202(b) hereof.

“Restricted Legend” has the meaning given to such term in Section 206(a) hereof.

“Restricted Securities” has the meaning given to such term in Section 206(a) hereof.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Definitive Securities” has the meaning given to such term in Section 208(c) hereof.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Series E Bonds” has the meaning given to such term in Section 201 hereof.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Temporary Regulation S Global Security” has the meaning given to such term in Section 202(c) hereof.

ARTICLE TWO

TITLE, FORM AND TERMS OF THE SERIES E BONDS

Section 201.                             Title of the Series E Bonds.  This Fifth Supplemental Indenture hereby creates a series of Securities designated as the “4.625% First Mortgage Bonds, Series E, due August 15, 2043” of the Company (the “Series E Bonds”).

Section 202.                             Form and Terms of the Series E Bonds.  For purposes of the Original Indenture, the Series E Bonds shall constitute a single series of Securities and may be issued in an unlimited principal aggregate amount, although the initial issuance of the Series E Bonds shall be in the principal amount of $285,000,000.  In accordance with Sections 2.01 and 3.01 of the Original Indenture, this Fifth Supplemental Indenture hereby provides that the Series E Bonds (x) shall be payable in such amounts and in the manner as set forth therein (the form of which is substantially as set forth in Exhibit B attached hereto) and in the Original Indenture at the rates specified in the Series E Bonds, (y) and shall have the form and such other terms as set forth in this Fifth Supplemental Indenture, the Series E Bonds and the Original Indenture (except to the extent specifically provided for in this Fifth Supplemental Indenture or in the Series E Bonds).

(a)  The Series E Bonds issued in transactions exempt from registration under the Securities Act shall be substantially in the form of Exhibit B attached hereto.  The Series E Bonds may have such notations, legends or endorsements approved as to form by the Company and required, as applicable, by law, stock exchange or depository rule, agreements to which the Company is subject and/or usage.  The terms of the Series E Bonds set forth in Exhibit B are herein incorporated by reference and are part of the terms of this Fifth Supplemental Indenture.

(b)  The Series E Bonds will be offered and sold by the Company pursuant to the terms of a purchase agreement and will be resold initially only to (i) QIBs in reliance on Rule 144A and (ii) Non-U.S. Persons in reliance on Regulation S.  Each such purchaser of the Series E Bonds so initially resold will be deemed by their acceptance of the Series E Bonds to have represented and agreed as follows:  it (A) (i) is a QIB, (ii) is aware that the sale to it is being made in reliance on Rule 144A and (iii) is acquiring the Series E Bonds for its own account or for the account of a QIB or (B) is not a U.S. person and is purchasing the Series E Bonds in an offshore transaction pursuant to Regulation S.

(c)  The Series E Bonds initially resold in reliance on Rule 144A shall be issued, and will only be available, in the form of one or more Global Securities substantially in the form of Exhibit B attached hereto with such applicable legends as are provided for in Sections 206 and 208 (each, a “Restricted Global Security”) duly executed by the Company and duly authenticated by the Trustee as herein provided.  The Restricted Global Security shall be in definitive, fully registered form without coupons and be registered in the name of the Depositary or a nominee of the Depositary and deposited with the Trustee its corporate trust office, as custodian for the Depositary.  The aggregate principal amount of any Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as provided in Section 209 hereof, which adjustments shall be conclusive as to the aggregate principal amount of any such Global Security.

(d)  The Series E Bonds initially resold outside the United States in reliance on Regulation S shall be issued, and will only be available, initially in the form of one or more temporary global Securities substantially in the form of Exhibit B hereto with such applicable legends as are provided for in Sections 206 and 208 (the “Temporary Regulation S Global Security”) duly executed by the Company and duly authenticated by the Trustee as herein provided.  Except as herein provided, beneficial ownership interests in the Temporary Regulation S Global Security shall not be exchangeable for interests in the Restricted Global Security, the permanent Regulation S Global Securities substantially in the form of Exhibit B hereto (each, a “Permanent Regulation S Global Security”) duly executed by the Company and duly authenticated by the Trustee as herein provided or a Definitive Security prior to the expiration of the Distribution Compliance period and then only upon certification in accordance with Regulation S under the Securities Act, in form reasonably satisfactory to the Trustee, to the effect that beneficial ownership interests in such Temporary Regulation S Global Security are owned either by Non-U.S. Persons or U.S. Persons who purchased such interests in a transaction that did not require registration under the Securities Act.  The Temporary Regulation S Global

Security and the Permanent Regulation S Global Security are collectively referred to herein as the “Regulation S Global Security.”  The Regulation S Global Securities shall be in definitive, fully registered form without coupons and be registered in the name of the Depositary or a nominee of the Depositary and deposited with the Trustee at its corporate trust office, as custodian for the Depositary, for credit initially and during the Distribution Compliance Period to the respective accounts of beneficial owners of such Series E Bonds (or to such other accounts as they may direct) at Euroclear Bank S.A./N.V. or Clearstream Banking, Société Anonyme.  As used herein, the term “Distribution Compliance Period,” with respect to the Regulation S Global Securities offered and sold in reliance on Regulation S, means the period of 40 consecutive days beginning on and including the later of (i) the day on which the Series E Bonds are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S and (ii) the Issue Date.  The aggregate principal amount of any Regulation S Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as provided in Section 209 hereof, which adjustments shall be conclusive as to the aggregate principal amount of any such Global Security.  The Restricted Global Security and Regulation S Global Security are sometimes collectively referred to herein as the “Global Securities.”

(e)  Series E Bonds issued pursuant to Section 208(c) in exchange for interests in a Global Security shall be issued substantially in the form of Exhibit B hereto in definitive, fully registered form without interest coupons, but shall not bear the legend for Global Securities in Section 208(b) (the “Definitive Securities”).  Except as provided herein, owners of beneficial interests in Global Securities shall not be entitled to physical delivery of Definitive Securities.

Section 203.                             Execution and Authentication.  The Trustee, upon a Company Order and pursuant to the terms of the Original Indenture and this Fifth Supplemental Indenture, shall authenticate and deliver Series E Bonds for original issue in an initial aggregate principal amount of $285,000,000.  Such Company Order shall specify the amount of the Series E Bonds to be authenticated, the date on which the original issue of Series E Bonds is to be authenticated and the aggregate principal amount of Series E Bonds outstanding on the date of authentication.  All of the Series E Bonds issued under the Indenture shall be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments, and offers to purchase.

Section 204.                             Depositary for Global Securities.  The Depositary for the Series E Bonds initially shall be DTC.

Section 205.                             Place of Payment.  The Place of Payment in respect of the Series E Bonds will be at the principal office or agency of the Company in The City of New York, State of New York or at the office or agency of the Trustee in The City of New York, State of New York which, at the date hereof, is located at c/o The Bank of New York, Trust Services Window, 101 Barclay Street, New York, New York 10286.

Section 206.                             Legends.

(a)                                 All Series E Bonds issued pursuant to this Fifth Supplemental Indenture shall be “Restricted Securities” and shall bear a legend to the following effect (the “Restricted Legend”) except as permitted by the following paragraph (b), (c) or (d) , as appropriate:

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE NEXT PARAGRAPH), ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (V) TO THE COMPANY, OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THE “RESALE RESTRICTION TERMINATION DATE” WILL BE THE DATE (1) THAT IS AT LEAST ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF AND (2) ON WHICH THE COMPANY INSTRUCTS THE TRUSTEE THAT THIS LEGEND SHALL BE DEEMED REMOVED

FROM THIS SECURITY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE RELATING TO THIS SECURITY.”

Each Restricted Definitive Security shall bear the following legend on the face thereof:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

Each Temporary Regulation S Global Security shall bear the following legend on the face thereof:

“EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE BONDS REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(B)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.  DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR BANK S.A./N.V. OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME AND ONLY (1) TO THE COMPANY, (2) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (1) THROUGH (4) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS.  HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RESTRICTED GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A, AND (2) THE TRANSFEROR OF THE TEMPORARY REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT IF SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE) AND THAT, IF SUCH TRANSFER OCCURS PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, THE INTEREST TRANSFERRED WILL BE HELD IMMEDIATELY THEREAFTER THROUGH EUROCLEAR BANK S.A./N.V. OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME.”

(b)                                 The Restricted Legend shall be deemed removed from the face of any Series E Bonds without further action of the Company, the Trustee or the Holder of such Series E Bonds at such time as the Company shall have delivered a free transferability certificate in customary form executed by an Officer to the Trustee certifying that the Restricted Legend can be removed because such Series E Bonds may be resold to the public in accordance with Rule 144 without regard to volume, manner of sale or any other restrictions contained in Rule 144 (other than the holding period requirement in paragraph (d)(1)(ii) of Rule 144 so long as such holding period requirement is satisfied at such time of determination) by Holders that are not Affiliates of the Company.

(c)                                  Upon any sale or transfer of a Restricted Security pursuant to Rule 144 under the Securities Act, the Depositary shall, subject to approval by the Company and the provisions of Section 3.05 of the Original Indenture, permit the Holder thereof to request the issuance of a Series E Bond that does not bear one or more of the legends set forth above and rescind any restrictions on the transfer of such Restricted Security, if the sale or exchange was made in reliance on Rule 144 and the Holder certifies to that effect in writing to the Depositary.

(d)                               Upon a sale or transfer after the expiration of the Distribution Compliance Period of any Series E Bonds acquired pursuant to Regulation S, all requirements that such Series E Bonds bear the Restricted Legend shall cease to apply (but requirements requiring such Series E Bonds to be in global form and bear the global legend in Section 208 shall continue to apply).

Section 207.                             Restrictions on Transfer and Exchange of Series E Bonds.  All Series E Bonds issued upon any registration of transfer or exchange of Series E Bonds shall be valid obligations of the Company, evidencing the same interest therein, and entitled to the same benefits under the Original Indenture and this Fifth Supplemental Indenture, as the Series E Bonds surrendered upon such registration of transfer or exchange.

A Holder may transfer a Series E Bond, or request that a Series E Bond be exchanged for Series E Bonds in authorized denominations and in an aggregate principal amount equal to the principal amount of such Series E Bond surrendered for exchange of other authorized denominations, by surrender of such Series E Bonds to the Trustee with the form of transfer notice thereon duly completed and executed, and otherwise complying with the terms of the Original Indenture and this Fifth Supplemental Indenture, including providing evidence of compliance with any restrictions on transfer, in form satisfactory to the Company, the Trustee and the Security Registrar.  No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Security Registrar in the Security Register.  Prior to the registration of any transfer of a Series E Bond by a Holder as provided herein, the Company, the Security Registrar, the Paying Agent and the Trustee shall deem and treat the person in whose name the Series E Bond is registered on the Security Register as the absolute owner and holder thereof for the purpose of receiving payment of all amounts payable with respect to such Series E Bond and for all other purposes, and none of the Company, the Security Registrar, the Paying Agent or the Trustee shall be affected by any notice to the contrary.  Furthermore, the Depositary shall, by acceptance of a Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depositary (or its agent) and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book-entry.  When Series E Bonds are presented to the Security Registrar with a request to register the transfer thereof or to exchange them for other authorized denominations of a Series E Bond in a principal amount equal to the aggregate principal amount of Series E Bonds surrendered for exchange, the Security Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met.

To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Company shall execute, and the Trustee shall authenticate, Series E Bonds at the Security Registrar’s request.  No service charge shall be made to a Holder for any registration of transfer or exchange of Series E Bonds, but the Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Series E Bonds.  All Series E Bonds surrendered for registration of transfer or exchange shall be cancelled by the Trustee in accordance with its then customary procedures.

Section 208.                             Book-Entry Provisions for Restricted Global Securities and Regulation S Global Securities.

(a)                                 Members of, or participants in, DTC (“Agent Members”) shall have no rights under the Original Indenture, this Fifth Supplemental Indenture and the Series E Bonds with respect to any Global Security held on their behalf by DTC or its nominees, and DTC or its nominees may be treated by the Company, the Trustee and any agent of the Trustee as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or shall impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Global Security.  Upon the issuance of any Global Security, the Security Registrar or its duly appointed agent shall record DTC or its nominees as the registered holder of such Global Security.

(b)                                 Transfers of any Global Security shall be limited to transfers of such Restricted Global Security or Regulation S Global Security in whole, but not in part, to the Depositary.  Each Global Security shall bear the following legend:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

Beneficial interests in the Restricted Global Security and any Regulation S Global Security may be transferred in accordance with the rules and procedures of DTC and the provisions of Section 209.

(c)                                  Beneficial interests in a Restricted Global Security or a Regulation S Global Security shall be delivered to all beneficial owners thereof in the form of Rule 144A Definitive Securities (“Rule 144A Definitive Securities”) or Regulation S Definitive Securities

(“Regulation S Definitive Securities”), as the case may be, if (i) DTC notifies the Trustee that it is unwilling or unable to continue as Depositary for such Restricted Global Security or Regulation S Global Security, as the case may be, and a successor depositary is not appointed by the Trustee within 90 days of such notice, and (ii) after the occurrence and during the continuance of an Event of Default, owners of beneficial interests in a Global Security with a principal amount aggregating not less than a majority of the outstanding principal amount of the Global Security advise the Trustee, the Company and DTC through Agent Members in writing that the continuation of a book-entry system through DTC or its successor is no longer in their best interests.

(d)                                 Any beneficial interest in one of the Global Securities that is transferred to a Person who takes delivery in the form of an interest in another Global Security will, upon such transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

(e)                                  In connection with the transfer of an entire Restricted Global Security or an entire Regulation S Global Security to the beneficial owners thereof pursuant to paragraph (c) of this Section 208, such Restricted Global Security or Regulation S Global Security, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Restricted Global Security or Regulation S Global Security, as the case may be, an equal aggregate principal amount of Rule 144A Definitive Securities or Regulation S Definitive Securities, as the case may be, of authorized denominations.  None of the Company, the Security Registrar, the Paying Agent or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such registration instructions.  Upon the issuance of Rule 144A Definitive Securities or Regulation S Definitive Securities, as the case may be, the Company and the Trustee shall recognize the Person in whose name the Rule 144A Definitive Securities or Regulation S Definitive Securities, as the case may be, are registered in the Security Register as Holders hereunder.

(f)                                   Any Rule 144A Definitive Securities or Regulation S Definitive Securities, as the case may be, delivered in exchange for an interest in the Restricted Global Security pursuant to paragraph (c) of this Section 208 shall, except as otherwise provided by paragraph (d) of Section 209, bear the Restricted Legend.

(g)                                  Prior to the expiration of the Distribution Compliance Period, any Regulation S Definitive Security delivered in exchange for an interest in a Regulation S Global Security pursuant to Section 206 and paragraph (c) of this Section 208 shall bear the Restricted Legend.

(h)                                 The registered holder of any Restricted Global Security or Regulation S Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Original Indenture or this Fifth Supplemental Indenture or the Series E Bonds.

(i)                                     Neither the Company nor the Trustee shall be liable if the Trustee or the Company is unable to locate a qualified successor clearing agency.

Section 209.                             Special Transfer Provisions.  The following provisions shall also apply to the Series E Bonds:

(a)                                 Transfers to QIBs.  The following provisions shall apply with respect to the registration of any proposed transfer of a Series E Bond required to bear the Restricted Legend to a QIB (excluding Non-U.S. Persons):

(i)                                     The Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Series E Bond stating, or has otherwise advised the Company, the Trustee and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Series E Bond stating, or has otherwise advised the Company, the Trustee and the Security Registrar in writing, that it is purchasing the Series E Bond for its own account or an account with respect to which it exercises sole investment discretion and that it, or the Person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

(ii)                                  Upon receipt by the Security Registrar of the documents required by clause (i) above and instructions given in accordance with DTC’s and the Security Registrar’s procedures therefor, the Security Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of a Restricted Global Security in an amount equal to the principal amount of the interests in such Regulation S Global Security being transferred, and the Trustee shall decrease the amount of such Regulation S Global Security so transferred.

(b)                                 Transfers of Interests in the Temporary Regulation S Global Security, the Permanent Regulation S Global Security or the Regulation S Definitive Securities.

(i)                                     After the expiration of the Distribution Compliance Period, the Security Registrar shall register any transfer of interests in any Regulation S Global Security or Regulation S Definitive Security without requiring any additional certification.

(ii)                                  Until the expiration of the Distribution Compliance Period, interests in the Temporary Regulation S Global Security may only be sold, pledged or transferred through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, Société Anonyme (“Clearstream”) (as indirect participants in the Depositary) or Agent Members acting for and on behalf of Euroclear and Clearstream only (x) for interests in a Permanent Regulation S Global Security and then only upon certification in form reasonably satisfactory to the Trustee that interests in such Temporary Regulation S

Global Security are owned by either Non-U.S. Persons or U.S. Persons who purchased such interests in a transaction that did not require registration under the Securities Act or (y) for interests in the Restricted Global Security if the transferor first delivers to the Trustee a written transfer notice to the effect that the Series E Bonds are being transferred to a person (A) who the transferor reasonably believes to be a QIB; (B) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A; and (C) in accordance with all applicable securities laws of the states of the United States and any other applicable jurisdiction.

(c)                                  Transfers to Non-U.S. Persons at Any Time.  The following provisions shall apply with respect to any registration of any transfer of a Series E Bond to a Non-U.S. Person:

(i)                                     Prior to the expiration of the Distribution Compliance Period, the Security Registrar shall register any proposed transfer of a Series E Bond to a Non-U.S. Person upon receipt of a certificate substantially in the form set forth as Exhibit C hereto from the proposed transferor.

(ii)                                  After the expiration of the Distribution Compliance Period, the Security Registrar shall register any proposed transfer to any Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit C from the proposed transferor.  The Security Registrar shall promptly send a copy of such certificate to the Company.

(iii)                               Upon receipt by the Security Registrar of (x) the documents, if any, required by clause (ii) and (y) instructions in accordance with DTC’s and the Security Registrar’s procedures, the Security Registrar shall reflect on its books and records the date of such transfer and a decrease in the principal amount of such Restricted Global Security in an amount equal to the principal amount of the beneficial interest in such Restricted Global Security to be transferred, and, upon receipt by the Security Registrar of instructions given in accordance with DTC’s and the Security Registrar’s procedures, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Security in an amount equal to the principal amount of the Restricted Global Security to be transferred, and the Trustee shall decrease the amount of such Restricted Global Security.

(d)                                 Restricted Legend.  Upon the transfer, exchange or replacement of Series E Bonds not bearing the Restricted Legend, the Security Registrar shall deliver Series E Bonds that do not bear the Restricted Legend.  Upon the transfer, exchange or replacement of Series E Bonds bearing the Restricted Legend, the Security Registrar shall deliver only Series E Bonds that bear the Restricted Legend unless there is delivered to the Security Registrar an opinion of counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

(e)                                  General.  By acceptance of any Series E Bond bearing the Restricted Legend, each Holder of such Series E Bond acknowledges the restrictions on transfer of such Series E Bond set forth in such Restricted Legend and otherwise in this Fifth Supplemental Indenture and agrees that it will transfer such Series E Bond only as provided in such Restricted Legend and otherwise in this Fifth Supplemental Indenture.  In connection with any transfer of Series E

Bonds, each Holder agrees by its acceptance of the Series E Bonds to furnish the Security Registrar or the Trustee such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act and in accordance with the terms and provisions of this Article Two; provided that the Security Registrar shall not be required to determine the sufficiency of any such certifications, legal opinions or other information.

Until such time as no Series E Bonds remain Outstanding, the Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 208 or this Section 209.  The Trustee, if not the Security Registrar at such time, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Fifth Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Series E Bonds (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when required by the terms of, this Fifth Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the requirements hereof.

In the event that any Global Security or any portion thereof is exchanged for Definitive Securities, such other Definitive Securities may be exchanged (by transfer or otherwise) for Definitive Securities or for beneficial interests in a Global Security (if any is then outstanding) only in accordance with procedures substantially consistent with this Article Two (including any certification requirements) and applicable procedures adopted by the Company and the Trustee.

Until definitive Series E Bonds are ready for delivery, the Company may use temporary Series E Bonds.  Temporary Series E Bonds shall be substantially in the form of definitive Series E Bonds but may have variations that the Company considers appropriate for temporary Series E Bonds.  Without unreasonable delay, the Company shall deliver definitive Series E Bonds in exchange for temporary Series E Bonds.

The Company may issue some or all of the Securities in temporary or permanent global form.  The Company may issue a Global Security only to the Depositary.  The Depositary may transfer a Global Security only to its nominee or to a successor Depositary.  A Global Security shall represent the amount of Series E Bonds specified in the Global Security.  A Global Security may have variations that the Depositary requires or that the Company considers appropriate for such a security.

Beneficial owners of part or all of a Global Security are subject to the rules of the Depository as in effect from time to time.

The Company, the Trustee and their agents shall not be responsible for any acts or omissions of a Depositary, for any Depositary records of beneficial ownership interests or for any transactions between or among the Depositary, Agent Members and beneficial owners.

The Company at any time may deliver Series E Bonds to the Trustee for cancellation.  The Paying Agent, if not the Trustee, shall forward to the Trustee any Series E Bonds surrendered to them for payment or conversion.  The Trustee shall cancel all Series E Bonds surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of cancelled Series E Bonds according to its then customary practices.  The Company may not issue new Series E Bonds to replace Series E Bonds that it has paid or which have been delivered to the Trustee for cancellation.

ARTICLE THREE

REDEMPTION

The Series E Bonds may be redeemed at the times and Redemption Prices specified in the following paragraph, in accordance with the procedures set forth in the Original Indenture, on not less than 30 nor more than 60 days’ notice prior to the Redemption Date to the Holders, given as provided in the Original Indenture.

Prior to February 15, 2043, the Series E Bonds may be redeemed in whole at any time or in part from time to time, at the option of the Company, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Series E Bonds being redeemed and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of (x) 15 basis points plus (y) the Adjusted Treasury Rate on the third business day prior to the Redemption Date, plus, in each case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.  Commencing on February 15, 2043, the Series E Bonds may be redeemed in whole at any time or in part from time to time, at the Company’s option, at a Redemption Price equal to 100% of the principal amount of the Series E Bonds to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.  In each of the foregoing cases, installments of interest on the Series E Bonds that are due and payable on an interest payment date falling on or prior to the relevant Redemption Date will be payable to the Holders of such Series E Bonds registered as such at the close of business on the relevant record date according to the terms and provisions of the Original Indenture.

In the event of a partial redemption of the Series E Bonds, the Company will issue new Series E Bonds for the unredeemed portion in the name of the Holder of the partially redeemed Series E Bonds.

If less than all of the Series E Bonds are to be redeemed, the Series E Bonds will be redeemed pro rata, by lot or by such other method of selection as the Trustee shall deem fair and appropriate (in accordance with DTC’s applicable procedures) and which may, in any case, provide for the selection for redemption of Series E Bonds and portions of Series E Bonds in amounts of $2,000 and integral multiples of $1,000 in excess thereof.

Unless the Company defaults in payment of the Redemption Price, the portion of Series E Bonds called for redemption will no longer accrue interest on and after the Redemption Date.

ARTICLE FOUR

MAINTENANCE AND RENEWAL

(a)                                 The Company covenants and agrees that, so long as any of the Series E Bonds are Outstanding, the Company will expend during each calendar year, and certify to the Trustee in an Officer’s Certificate, an amount not less than 2.0% of the average amount of depreciable property of the Company at the beginning and at the end of such calendar year for one or more of the following purposes:

(i)                                     capital expenditures for the maintenance and repair of the utility properties of the Company subject to the Lien of the Original Indenture;

(ii)                                  the construction or acquisition of Property Additions on which the Original Indenture is a first Lien, subject only to Permitted Liens and Prepaid Liens; or

(iii)                               the retirement, through purchase, payment or redemption, of Securities issued under and secured by the Indenture (including any future supplemental indenture pursuant to the Original Indenture).

(b)                                 The term “amount of depreciable property” shall mean as of any date the amount of Property Additions included at such date on the books of the Company which is depreciable, as determined in accordance with generally accepted accounting principles in the United States.  The average of the amount of depreciable property shall mean the arithmetical average of the amount of depreciable property at the beginning, and the amount thereof at the end, of such calendar year.  Partial years shall be prorated.

If, in any calendar year, the required expenditures for the foregoing purposes are not made, the Company shall deposit with the Trustee on or before the first day of February next succeeding the close of such calendar year a sum in cash to the extent of any deficiency, after deducting (subject to the terms of the Indenture) any eligible credit for unused excess expenditures previously made for such purposes.  Such cash may be applied to the redemption at the applicable Redemption Price, or to the repurchase, of Securities, or may be withdrawn to the extent of 100% of Property Additions.

(c)                                  Excess expenditures in any calendar year may be used to comply with the requirements of any subsequent year or years and Property Additions may be certified to comply with the provisions of clause (a)(ii) above; provided, that Property Additions so used, and Securities retired through expenditures so used, cannot be used for other purposes under this Fifth Supplemental Indenture; provided, further that, (i) no Retired Securities or expenditures for Funded Property which shall have been made the basis for authentication of Securities or the release of Mortgaged Property or the withdrawal of deposited cash or Securities or any other amounts under any other provision of the Indenture, or which shall have been made out of any insurance moneys or moneys received from the condemnation, sale or other disposition of any of the Company’s property subject to the Lien of the Indenture, or which shall have previously been used or applied or certified to the Trustee to comply with this Article Four or any other provision of the Indenture and (ii) no retirement of Securities which shall have been made with moneys applied to such purpose pursuant to any provision of this Article Four or of Section 4.04 or 8.06 of the Original Indenture, shall be certified or used or applied for the purpose of complying with this Article or withdrawing any moneys paid to the Trustee pursuant to this Article Four.  This Article Four shall not require the annual retirement by the Company of any specific amount of Outstanding Securities.

(d)                                 So long as any of the Series E Bonds are Outstanding, on or before the first day of February of each year beginning February 1, 2014, the Company shall deliver to the Trustee an Officer’s Certificate showing in reasonable detail:  (1) the Company’s expenditures pursuant to each of subclauses (a)(i), (a)(ii) and (a)(iii) above, or otherwise deposited with the Trustee pursuant to this Article Four; (2) any eligible credit for excess expenditures from prior periods and the extent to which the Company elects to have such excess applied to the period next preceding delivery of such Officer’s Certificate; and (3) the amount of cash the Company is depositing with the Trustee concurrently with the delivery of such Officer’s Certificate to comply with the requirements of this Article Four.  Such Officer’s Certificate shall also state that it complies with the requirements of this Article Four.

(e)                                  At the option of the Company, any moneys paid to and held by the Trustee under the provisions of subclause (b) of this Section shall, upon the written request of the Company pursuant to an Officer’s Certificate, (1) be applied by the Trustee to the purchase in the open market of Securities of any series, at not exceeding the then applicable Redemption Price, if any, at which Securities of said series may then be redeemed or (2) be paid to or upon the order of the Company to the extent of (i) the principal amount of Securities of said series purchased or paid by the Company and delivered to the Trustee, cancelled or for cancellation and (ii) the accrued interest and the premium, if any, theretofore paid to the Trustee, as hereinabove provided, on such principal amount of Securities.  The Company hereby covenants and agrees that it will pay to the Trustee from time to time in cash such additional sums, if any, as shall be paid or required to be paid by the Trustee as or for accrued interest and premium, if any, in respect of any Securities purchased or redeemed pursuant to the provisions of this Section.

(f)                                   Any and all Securities, the retirement (through payment or purchase) of which shall be certified to the Trustee in compliance with the provisions of this Article Four, shall be delivered to the Trustee at or before the time the same shall be so certified and shall thereupon be cancelled and destroyed by the Trustee, unless theretofore cancelled and destroyed.  All other Securities received by the Trustee pursuant to any provision of this Article Four shall thereupon be cancelled and destroyed by the Trustee.

ARTICLE FIVE

REPORTS

In addition to the reports the Company must provide pursuant to the Original Indenture, the Company hereby covenants and agrees that:

(a)                                 whether or not required by the Commission, so long as any Series E Bonds are outstanding, the Company shall mail to the Trustee and the Holders, within the time periods specified in the Commission’s rules and regulations for the filing of Forms 10-Q and 10-K, as applicable, all quarterly and annual financial statements that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms as a non-accelerated filer, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s independent auditors;

(b)                                 whether or not required by the Commission, so long as any Series E Bonds are outstanding, the Company shall mail to the Trustee and the Holders, within five calendar days of the occurrence thereof, an Officers’ Certificate providing notice of any of the following events, including in reasonable detail a summary of such event or events and the Company’s plans in respect thereof, if any:

(1)                                 any change of control of the Company, including the name of the Person(s) acquiring control, the amount and source of the consideration used, the basis of the control, the date and description of the transaction resulting in the change of control, the percentage of beneficial ownership of voting securities of the Company owned by the Person gaining control, the identity of the Person from whom control was assumed and the effect of such change of control, if any, on any material agreements or arrangements of the Company;

(2)                                 any acquisition or disposition of any significant assets of the Company or any of its Subsidiaries, whether in one transaction or a series of related transactions;

(3)                                 any bankruptcy or receivership of the Company or any direct or indirect parent of the Company;

(4)                                 any change in the Company’s or any of its Significant Subsidiaries’ auditors;

(5)                                 any resignation of any director of the Company;

(6)                                 any change in the fiscal year of the Company; and

(7)                                 information with respect to the Company’s results of operations, financial condition or prospects which, in the reasonable judgment of the Company, would be material to a Holder;

provided, that at such time as the Company is required to file reports on Form 8-K, the Company shall mail to the Trustee and the Holders or post on its website, within the time periods specified in the Commission’s rules and regulations for the filing for Form 8-K, the information required in current reports on Form 8-K that are required to be filed with the Commission in lieu of the information preceding this proviso of this clause (b);

(c)                                  following the filing of any information with the Commission, the Company shall make such information available to prospective investors in any Series E Bonds upon their request; and

(d)                                 furnish to the Holders and to prospective investors in the Series E Bonds, upon the request of such Holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Series E Bonds are not freely transferable under the Securities Act.

At the request of the Company, the Trustee shall assist the Company in the mailing to Holders of any of the aforesaid information, reports and certificates pursuant to clauses (a), (b) and/or (c) above.  If the Trustee delivers the foregoing information to the Holders on behalf of the Company, the Company shall not be required to deliver such information.  Should the Company deliver to the Trustee any such information, reports or certificates or any annual reports, information, documents and other reports pursuant to Section 314(a) of the Trust Indenture Act (if this Fifth Supplemental Indenture shall become qualified and subject to the Trust Indenture Act), delivery of such information, reports and certificates, or such annual reports, information, documents and other reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE SIX

NET EARNINGS CERTIFICATE

Notwithstanding Section 1.04 or any other provision of the Original Indenture, the Net Earnings Certificate delivered in connection with the initial issuance of Series E Bonds on the Issue Date shall be made and signed by an Accountant if it is not signed by an independent public accountant.

ARTICLE SEVEN

LIEN

The Series E Bonds are entitled to the benefit of the Lien under the Indenture, including, without limitation, the Lien on the property referred to in Exhibit A to the Original Indenture, Exhibit D attached to the Third Supplemental Indenture, Exhibit D attached to the Fourth Supplemental Indenture and Exhibit D attached hereto.

ARTICLE EIGHT

AMENDMENTS TO INDENTURE

Subject to Article Nine hereof:

(a) Clause (c) of the definition of “Permitted Liens” in Section 1.01 of the Original Indenture is hereby amended by replacing the phrase “Five Million Dollars ($5,000,000)” with the phrase “Fifty Million Dollars ($50,000,000)” and by replacing the phrase “three percentum (3%)” with the phrase “ten percentum (10%),” and clause (u) of the definition of “Permitted Liens” in Section 1.01 of the Original Indenture is hereby amended by replacing the phrase “twenty five million dollars ($25,000,000)” with the phrase “seventy five million dollars ($75,000,000).”

(b) The definition of “Person” in Section 1.01 of the Original Indenture is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following:  “‘Person’ means any individual, corporation, partnership, limited liability partnership, association, company, joint stock company, joint venture, trust or unincorporated organization or any Governmental Authority.”

(c) Sections 1.03(b)(ii)(B) and 1.03(b)(ii)(C) of the Original Indenture are hereby amended by replacing the phrase “ten-sevenths (10/7)” with the phrase “three-halves (3/2).”

(d) Sections 4.02(a), 4.02(b)(ii)(L), 6.07(b)(iii), 6.07(c)(iii), 8.03(d), 8.03(f), 8.03(x), 8.03(y), 8.04(d), 8.05, 8.06(a) and 8.07 of the Original Indenture are hereby amended by replacing the phrase “seventy percentum (70%)” with the phrase “sixty six and two-thirds percentum (66 2/3%).”

(e) Section 9.04(d)(ii) of the Original Indenture is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following:  “In the event of an election to have subsection (b) apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel, subject to customary assumptions and exceptions, stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the date of this instrument, there has been a change in the applicable federal income tax law, in either case (1) or (2) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.”

(f) Section 9.04(d)(i) of the Original Indenture is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following:  “The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (1) cash in an amount, or (2)

Eligible Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in an amount, or (3) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, (i) the principal of and any premium and each installment of principal of and any premium and interest on the Outstanding Securities on the respective Stated Maturities or Redemption Date, and (ii) any mandatory sinking fund payments applicable to the Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and such Securities.”

(g) Section 9.04(d)(iii) of the Original Indenture is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following:  “In the event of an election to have subsection (c) apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel, subject to customary assumptions and exceptions, to the effect that the Holders of such Securities will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.”

(h) Section 10.01(c) of the Original Indenture is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following:  “failure to perform or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty the default in the performance of which or breach of which is elsewhere in this Section specifically dealt with) for a period of 60 days (or 90 days in the case of the covenant described under Section 12.04) after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least twenty-five percentum (25%) in principal amount of Securities then outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Securities not less than the principal amount of Securities the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Holders of such principal amount of Securities, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued; or.”

(i) Section 13.01 of the Original Indenture is hereby amended by replacing the phrase “the Company shall not consolidate with or merge into any other corporation” with the phrase “the Company shall not consolidate with or merge into any other Person.”

(j) The first paragraph of Section 13.01(b) of the Original Indenture is hereby amended by deleting such paragraph in its entirety and substituting in lieu thereof the following:  “the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or other transfer, or which leases, the Mortgaged Property as or substantially as an entirety shall be a Person organized and existing under the laws of the United

States, any State or Territory thereof or the District of Columbia (such Person being hereinafter sometimes called the “Successor Person”) and shall execute and deliver to the Trustee an indenture supplemental hereto, in form recordable and reasonably satisfactory to the Trustee, which:”

(k) Sections 1.01, 1.03, 13.01(b)(i), 13.01(b)(ii), 13.02 and 13.03 of the Original Indenture is hereby amended by replacing the term “successor corporation” or “Successor Corporation,” as the case may be, with the term “Successor Person.”

(l) Section 16.01 of the Original Indenture is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following:  “No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof; or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under this Indenture, against any incorporator, organizer, member, manager, stockholder, officer, director or employee, as such, past, present or future, of the Company or of any predecessor or successor Person (either directly or through the Company or a predecessor or successor Person), whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities are solely obligations of the Company and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, organizer, member, manager, stockholder, officer, director or employee, past, present or future, of the Company or its direct or indirect owners or of any predecessor or successor Person, either directly or indirectly through the Company or its direct or indirect owners or any predecessor or successor Person, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or to be implied herefrom or therefrom; and such personal liability, if any, is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution and delivery of this Indenture, as originally executed and delivered, and the issuance of the Securities.”

ARTICLE NINE

EFFECTIVENESS OF PROVISIONS

The provisions of this Fifth Supplemental Indenture shall be effective from and after the date of execution hereof, except as otherwise expressly provided in this section; and the Original Indenture, as hereby amended, shall remain in full force and effect.

Article Eight of this Fifth Supplemental Indenture shall become and be effective (i) with respect to the Series E Bonds from and after the date of execution of this Fifth Supplemental Indenture; and (ii) with respect to any series of Securities not previously outstanding that are authenticated by the Trustee and issued by the Company under the Original Indenture (as hereby amended) subsequent to the date of execution of this Fifth Supplemental Indenture, upon such issuance but not unless and until (a) all Securities of any series created prior to the date of execution of this Fifth Supplemental Indenture shall have been cancelled (or surrendered for cancellation), paid, redeemed or otherwise discharged, at, before, or after maturity thereof, or (b) the consent of the requisite percentage of the Holders of Securities of all previously created series to the effectiveness of Article Eight shall have been obtained pursuant to Article XIV or Article XV of the Original Indenture.

Article Eight shall become effective with respect to any other outstanding Securities in the event the consent of the requisite percentage of the Holders of such Securities is obtained as provided in Article XIV or Article XV of the Original Indenture

ARTICLE TEN

MISCELLANEOUS PROVISIONS

The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Fifth Supplemental Indenture, the Series E Bonds or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.  The Trustee shall not be accountable for the use or the application by the Company of the Series E Bonds or of the proceeds thereof.

Except as expressly amended and supplemented hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed.  This Fifth Supplemental Indenture and all of its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

This Fifth Supplemental Indenture and the Series E Bonds shall be governed by and construed in accordance with the law of the State of New York, except that (i) if this Fifth Supplemental Indenture shall become qualified and shall become subject to the Trust Indenture Act, this Fifth Supplemental Indenture and the Series E Bonds shall be governed by the Trust Indenture Act to the extent that the Trust Indenture Act shall be applicable and (ii) if the law of any jurisdiction wherein any portion of the Mortgaged Property is located shall mandatorily govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the Lien of the Indenture or exercise of remedies with respect to, such portion of the Mortgaged Property, this Fifth Supplemental Indenture and the Series E Bonds shall be governed by the law of such jurisdiction to the extent mandatory.

This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed as of the day and year first above written.

INTERNATIONAL TRANSMISSION
COMPANY

By:	/s/ Rejji P. Hayes
Name: Rejji P. Hayes
Title: Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Teresa Petta
Name: Teresa Petta
Title: Vice President

STATE OF MICHIGAN	)
) ss.:
COUNTY OF OKLAND	)

On this 7th day of August 2013, before me personally appeared Rejji P. Hayes, to me known to be Treasurer of INTERNATIONAL TRANSMISSION COMPANY, one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said Corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

/s/ Denise M. Juras
Denise Juras, Notary Public
Oakland County, Michigan

My Commission expires:  October 29, 2014

Acting in the County of:  Oakland

STATE OF CALIFORNIA	)
) ss.:
COUNTY OF LOS ANGELES	)

On the day of 7th day of August in the year 2013 before me, the undersigned, personally appeared Teresa Petta, Vice President of The Bank of New York Mellon Trust Company, N.A., personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

Witness my hand and official seal.

/s/ Jacqueline M. Nowal
Print Name: Jacqueline M. Nowal

Notary Public in and for the State of Illinois
Commission expires:  6/18/2015

EXHIBIT A

The recording information for the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture, each recorded in the Offices of the Register of Deeds in the Michigan Counties as indicated, is as follows:

County	Original Indenture	First Supp	Second Supp	Third Supp	Fourth Supp
Huron	L991; P520	L992; P26	L993; P26	L1151; P497	L1237; P382
Lapeer	L1751; P1	L1752; P1	L1754; P1	L2149; P655	L2321; P59161
Livingston	L4026; P332	L4027; P2	L4033; P2	L5061; P698	2008R-008653
Macomb	L13839; P1	L13840; P1	L13850; P1	L17701; P311	L19260; P-58 8041631
Monroe	L2520; P681	L2521; P1	L2524; P529	L3081; P27	2008R05323
Oakland	L30354; P1	L30355; P1	L30356; P1	L37303; P1 Doc # 34749	L40148; P164
Sanilac	L774; P152	L775; P424	L777; P394	L939; P876	L3828; P114-216
St. Clair	L2846; P627	L2847; P753	L2903; P236	L3527; P42	L1027; P737
Tuscola	L942; P378	L943; P1	L944; P124	L1075; P261 Doc # 200600878885	L-1145; P181-283 Doc# 200800906082
Washtenaw	L4284; P485	L4284; P486	L4285; P136	L4547; P123	L4674; P536
Wayne	L38882; P1 L38882; P149 L38882; P289 L38882; P439 L38882; P584 L38882; P733 L38882; P880 L38882; P1028 L38882; P1175 L38877; P102 L38877; P247 L38877; P395	L38882; P1324 L38882; P1377 L38882; P1433 L38882; P1492 L38882; P1549 L38882; P1604 L38882; P1661 L38882; P1714 L38882; P1771 L38882; P1826 L38882; P1882 L38882; P1933	L38882; P1991 L38882; P2031 L38882; P2066 L38882; P2104 L38882; P2145 L38882; P2181 L38882; P2220 L38882; P2255 L38882; P2294 L38882; P2330 L38882; P2368 L38882; P2403	L44455; P231	L47089; P647-749

A-1

EXHIBIT B

[FORM OF FACE OF SERIES E BONDS]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]*

[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE NEXT PARAGRAPH), ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN

*                                         To be included on the face of each Global Security.

OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (V) TO THE COMPANY, OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

THE “RESALE RESTRICTION TERMINATION DATE” WILL BE THE DATE (1) THAT IS AT LEAST ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF AND (2) ON WHICH THE COMPANY INSTRUCTS THE TRUSTEE THAT THIS LEGEND SHALL BE DEEMED REMOVED FROM THIS SECURITY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE RELATING TO THIS SECURITY.]**

[IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]***

[EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE BONDS REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(B)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT.  DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR BANK S.A./N.V. OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME AND ONLY (1) TO THE COMPANY, (2) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE

**                                  To be included on the face of each Restricted Global Security and Restricted Definitive Security.

***                           To be included on the face of each Restricted Definitive Security.

REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (1) THROUGH (4) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS.  HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RESTRICTED GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A, AND (2) THE TRANSFEROR OF THE TEMPORARY REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT IF SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE) AND THAT, IF SUCH TRANSFER OCCURS PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, THE INTEREST TRANSFERRED WILL BE HELD IMMEDIATELY THEREAFTER THROUGH EUROCLEAR BANK S.A./N.V. OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME.]****

****                    To be included on the face of each Temporary Regulation S Global Security.

INTERNATIONAL TRANSMISSION COMPANY
4.625% FIRST MORTGAGE BONDS, SERIES E, DUE AUGUST 15, 2043

$
No.	CUSIP
ISIN

INTERNATIONAL TRANSMISSION COMPANY, a corporation duly organized and existing under the laws of the State of Michigan (herein called the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to                                          or registered assigns, the principal sum of $                                 on August 15, 2043 and to pay interest thereon from August 14, 2013, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on February 15 and August 15 in each year, commencing February 15, 2014, at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment, and, subject to the terms of the Indenture hereinafter referenced, at the rate of 4.625% per annum on any overdue principal and premium and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Series E Bond is registered at the close of business on the Regular Record Date for such interest, which shall be February 1 or August 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Series E Bond is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given as provided in the Indenture.  Interest will be computed on the basis of a 360-day year of 30-day months.

Payment of the principal of (and premium, if any) and interest on the Series E Bonds will be made at the office or agency of the Company maintained for that purpose in the City of New York, State of New York or at the office or place of business of the Trustee or its successor in trust under the Original Indenture hereinafter referenced, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; [if this Security is not a Global Security, insert -- provided, however, that at the option of the Company payments of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register] [if this Security is a Global Security, insert—provided, however, that except with respect to payments of principal, payments shall be made by wire transfer of immediately available funds with respect to payments in respect of Global Securities if the Holders thereof have provided wire instructions in respect of such payments to the Company or the Paying Agent].  Holders must surrender Series E Bonds to a Paying Agent to collect principal payments.

Reference is hereby made to the further provisions of the Series E Bonds set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture (hereinafter referenced), this Series E Bond shall not be entitled to any benefits under the Indenture (hereinafter referenced), or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, INTERNATIONAL TRANSMISSION COMPANY has caused this Series E Bond to be duly executed.

Dated:	INTERNATIONAL TRANSMISSION
COMPANY

BY
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Series E Bonds of the series designated therein referred to in the within-mentioned Indenture.

Date:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A,
as Trustee,

BY:
Authorized Signatory

[FORM OF REVERSE OF SERIES E BOND]

This 4.625% First Mortgage Bond, Series E, due August 15, 2043 is one of the duly authorized issue of bonds, notes or other evidences of indebtedness of the Company (herein sometimes referred to as the “Series E Bonds”), of the series hereinafter specified, all issued or to be issued under and pursuant to the Original Indenture dated as of July 15, 2003, as supplemented by the Fifth Supplemental Indenture, dated as of August 7, 2013 (as so supplemented, the “Indenture”), duly executed and delivered by the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, the Company and the Holders of the Series E Bonds and of the terms upon which the Series E Bonds are issued and are to be authenticated and delivered.  This Security is one of the series designated on the face hereof, which series is initially limited in aggregate principal amount to $285,000,000; provided that the Company may from time to time or at any time, without the consent of the Holders of the Series E Bonds, issue additional Securities, including additional Series E Bonds, which additional Series E Bonds shall, if issued, increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Series E Bonds issued on the Issue Date.  By the terms of the Indenture, additional Securities of other separate series, which may vary as to date, aggregate principal amount, Stated Maturity, interest rate or method of calculating the interest rate, redemption provisions and in other respects as therein provided, may be issued in an unlimited amount.

The Series E Bonds may be redeemed, in accordance with the procedures set forth in the Original Indenture, on not less than 30 nor more than 60 days’ notice prior to the Redemption Date to the Holders, given as provided in the Original Indenture.

Prior to February 15, 2043, the Series E Bonds may be redeemed in whole at any time or in part from time to time, at the option of the Company, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Series E Bonds being redeemed and (ii) as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of (x) 15 basis points plus (y) the Adjusted Treasury Rate on the third business day prior to the Redemption Date, plus, in each case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.  Commencing on February 15, 2043, the Series E Bonds may be redeemed in whole at any time or in part from time to time, at the Company’s option, at a Redemption Price equal to 100% of the principal amount of the Series E Bonds to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.  In each of the foregoing cases, installments of interest on the Series E Bonds that are due and payable on an interest payment date falling on or prior to the relevant Redemption Date will be payable to the Holders of such Series E Bonds registered as such at the close of business on the relevant record date according to the terms and provisions of the Original Indenture.

The Series E Bonds are subject to the further redemption provisions and procedures set forth in the Indenture.

The Indenture contains provisions for defeasance of (a) the entire indebtedness of the Series E Bonds and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth in the Indenture.

If an Event of Default with respect to the Series E Bonds shall occur and be continuing, the unpaid principal of the Series E Bonds may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as a class).  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of the Securities of this series shall be conclusive and binding upon such Holder and upon all future Holders of the Securities of this series and of any Securities of this series issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Securities of this series.

No reference herein to the Indenture and no provision of the Series E Bonds or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on the Series E Bonds at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of the Series E Bonds is registrable in the Security Register, upon surrender of the Series E Bonds for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest, if any, on the Series E Bonds are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series E Bonds of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Series E Bonds are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, the Series E Bonds are exchangeable for a like aggregate principal amount of Series E Bonds of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of the Series E Bonds for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name the Series E Bonds are registered as the owner hereof for all purposes, whether or not the Series E Bonds be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Series E Bonds are not subject to any sinking fund.

The Series E Bonds are entitled to the benefit of the Lien under the Indenture.

Each Holder, by accepting a Series E Bond, agrees to be bound by all the terms and provisions of the Indenture, as the same may be amended from time to time in accordance with its terms.

This Series E Bond shall be governed by and construed in accordance with the law of the State of New York, except that (i) if the Fifth Supplemental Indenture governing this Series E Bond shall become qualified and shall become subject to the Trust Indenture Act, this Series E Bond shall be governed by the Trust Indenture Act to the extent that the Trust Indenture Act shall be applicable and (ii) if the law of any jurisdiction wherein any portion of the Mortgaged Property is located shall mandatorily govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the Lien of the Indenture or exercise of remedies with respect to, such portion of the Mortgaged Property, the Series E Bond shall be governed by the law of such jurisdiction to the extent mandatory.

All capitalized terms used but not defined in this Series E Bond shall have the meanings assigned to them in the Indenture.

FORM OF TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

please print or typewrite name and address including zip code of assignee the within Series E Bond and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Series E Bond on the books of the Security Registrar with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED
ON ALL SERIES E BONDS,
EXCEPT REGULATION S GLOBAL SECURITIES AND
REGULATION S DEFINITIVE SECURITIES]

In connection with any transfer of this Certificate occurring prior to the date that is the earlier of the date of an effective Registration Statement or the date one year (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder) after the later of the original issuance of this Series E Bond or the last date on which this Series E Bond was held by International Transmission Company or any affiliate of International Transmission Company, the undersigned confirms that without utilizing any general solicitation or general advertising that:

[Check One]

[    ] (a) the Series E Bonds are being transferred to a person whom we reasonably believe is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) (a “QIB”) that purchases for its own account or for the account of one or more QIBs to whom notice has been given that the resale, pledge or transfer is being made in reliance on Rule 144A under the Securities Act;

or

[    ] (b) the Series E Bonds are being transferred other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Series E Bond and the Indenture.

If neither of the foregoing boxes is checked, the Security Registrar shall not be obligated to register this Series E Bond in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 209 of the Fifth Supplemental Indenture shall have been satisfied.

Date: [ , ]	By:

[Name of Transferor]

NOTE: The signature must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security

Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT C

[Form of Regulation S Transfer Certificate]

[Date]

International Transmission Company (the “Company”)

39500 Orchard Hill Place

Novi, Michigan 48375

Attention:  General Counsel

The Bank of New York Mellon Trust Company, N.A. (the “Trustee”)

2 N. LaSalle Street, Suite 1020

Chicago, Illinois  60602

Attention:  Global Corporate Trust

Dear Ladies and Gentlemen:

In connection with our proposed transfer of $                     aggregate principal amount of 4.625% First Mortgage Bonds, Series E, due August 15, 2043 (the “Series E Bonds”) of the Company, we confirm that:

(i)            the offer of the Series E Bonds was not made to a person in the United States;

(ii)           either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(iii)          no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S, as applicable; and

(iv)          the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during the Distribution Compliance Period and the provisions of Rule 903(b)(2) or Rule 904(b)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b)(2) or Rule 904(b)(1), as the case may be.

C-1

The Company and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

C-2

EXHIBIT D

DESCRIPTION OF PROPERTIES

The following properties of the Company, owned as of the date hereof, have been acquired by the Company subsequent to the date of the Fourth Supplemental Indenture:

D-1